EXHIBIT 99.1

Press Contacts:

Lance Ignon

+1-415-793-8851

Dave Satterfield

+1-408-802-6767

Courtney Brigham

Spansion Inc.

+1-408.306.8927

Investor Contact:

Ken Tinsley

Spansion Inc.

+1-408-616-7837

Spansion Announces Strategic Actions to Strengthen Its Financial Position

•	Files for Chapter 11 Protection in the United States

•	Intensifies Focus on Profitable Segments

•	Continues to Aggressively Pursue Strategic Alternatives

•	Continues discussions regarding DIP financing

SUNNYVALE, Calif., – March 1, 2009 – Spansion Inc. (NASDAQ: SPSN), the world’s largest pure-play provider of Flash memory solutions, today filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code as part of its strategy to strengthen its financial position and focus its business for long-term success. The company’s strategic plan is designed to restructure its burdensome debt obligations and intensify its focus on market segments with greater profit potential. Each of Spansion’s domestic subsidiaries also simultaneously filed chapter 11 petitions.

“Given our focus on Spansion’s future, management and the Board have concluded that chapter 11 provides the most effective means for Spansion to preserve its business, meet its post-petition obligations and maintain customer confidence and continuity while we complete this restructuring,” said President and CEO John Kispert. “At the same time we will continue to explore opportunities for a strategic transaction to ensure that we are doing all we can to maximize value for our stakeholders.”

The decision to seek chapter 11 protection was made in consultation with an ad hoc consortium of holders of Spansion’s $625 million Senior Secured Floating Rate Notes due 2013. Spansion continues to be actively engaged in constructive discussions with this ad hoc consortium for the development of a plan of reorganization that would permit Spansion to emerge quickly from chapter 11 in a stronger financial and competitive position and for the continued exploration of multiple proposals from multiple parties seeking a strategic transaction.

The company believes that its current and anticipated cash resources will be sufficient to pay its expenses and maintain its business operations while it explores and implements options to address its long-term cash needs. Among other things, the company is in discussion with the ad hoc consortium about providing a debtor-in-possession (DIP) credit facility, while also simultaneously pursuing other options intended to provide the company with additional liquidity for its long-term cash needs.

Spansion emphasized that it intends to maintain customer service throughout the reorganization. “We will be intensely focused on continuing to provide our customers with superior engineering and world-class customer support,” Kispert said.

As previously announced, on February 9, 2009, Spansion’s Japanese subsidiary, Spansion Japan Ltd., voluntarily entered into a proceeding under the Corporate Reorganization Law (Kaisha Kosei Ho) of Japan to obtain protection from its creditors as part of the company’s restructuring efforts. None of Spansion’s subsidiaries in countries other than the United States and Japan are included in the U.S. or Japan filings.

Spansion Intensifies Focus on Profitable Segments

Spansion also said it plans to align its business to focus on products and segments in the embedded, IP solutions and wireless markets that have the highest profit potential.

“With our valuable portfolio of industry leading products and technology, we believe Spansion has a promising future,” Kispert said. “By focusing on embedded Flash memory products, IP solutions, and the profitable portions of the wireless segment, we believe Spansion can leverage its diverse product portfolio and customer relationships while we continue our restructuring process and explore opportunities for a strategic transaction.”

Spansion, Spansion LLC, Spansion Technology LLC, Spansion International, Inc. and Cerium Laboratories LLC filed their voluntary petitions for relief under chapter 11 in the U.S. Bankruptcy Court for the District of Delaware. The chapter 11 filings by Spansion and its domestic subsidiaries are events of default under Spansion’s debt instruments.

About Spansion

Spansion (NASDAQ: SPSN - News) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion(R), the Spansion logo, MirrorBit(R), MirrorBit(R) Eclipse(TM), ORNAND(TM), ORNAND2(TM), HD-SIM(TM), Spansion(R) EcoRAM(TM) and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties related to Chapter 11 filings include: any negative impacts on Spansion’s business, results of operations, financial position or cash management arrangements; the inability to freely deploy its cash resources throughout the company; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of Spansion to obtain initial court orders substantially on the terms applied for, including the approval of any DIP financing; the ability to successfully negotiate and obtain DIP financing; the adequacy of Spansion’s cash on hand and DIP financing to fund its ongoing operations or ability to arrange for sufficient alternate DIP financing during the bankruptcy proceeding; actions or orders taken by the U.S. Bankruptcy Court that may impact Spansion operations; the failure of Spansion to obtain the requisite approvals of affected creditors or the courts for any restructuring plan, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by any court, leading to the likely liquidation of Spansion’s assets; that Spansion’s common stock could have no value in and following the approval of a restructuring plan and could be cancelled and the potential that the Nasdaq Stock Market may suspend trading or delist any of Spansion’s securities on or from such exchange as a result of the proceeding. In addition, risks and uncertainties relating to the company’s ability to restructure successfully include Spansion and Spansion Japan’s ability to continue their operations while in their respective Chapter 11 or corporate reorganization proceedings, respectively; the ability to capture anticipated cost savings related to the previously-announced reduction in force and other measures taken by the company; and the implementation and success of Spansion’s plan to narrow its focus on profitable business segments. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. In addition, the company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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